As filed with the Securities and Exchange Commission on January 15, 2025

Registration No. 333-30565

Registration No. 333-68131

Registration No. 333-112536

Registration No. 333-112537

Registration No. 333-127548

Registration No. 333-147459

Registration No. 333-191071

Registration No. 333-193169

Registration No. 333-214373

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-30565)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-68131)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-112536)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-112537)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-127548)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-147459)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-191071)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-193169)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-214373)

UNDER THE SECURITIES ACT OF 1933

Arch Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	43-0921172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Technology Drive Suite 101

Canonsburg, Pennsylvania 15317

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ARCH COAL, INC. 1997 STOCK INCENTIVE PLAN

ARCH COAL, INC. DEFERRED COMPENSATION PLAN

ARCH COAL, INC. RETIREMENT ACCOUNT PLAN

ARCH COAL, INC. OMNIBUS INCENTIVE PLAN

ARCH COAL, INC. 2016 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Rosemary L. Klein

Senior Vice President, Chief Legal Officer

Core Natural Resources, Inc.

275 Technology Drive Suite 101

Canonsburg, Pennsylvania 15317

(Name and address of agent for service)

(724) 416-8300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Arch Resources, Inc. (formerly Arch Coal, Inc., the “Registrant” or “Arch”).

•	Registration Statement on Form S-8 (No. 333-30565), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 1, 1997;

•	Registration Statement on Form S-8 (No. 333-68131), filed by the Registrant with the SEC on December 1, 1998;

•	Registration Statement on Form S-8 (No. 333-112536), filed by the Registrant with the SEC on February 6, 2004;

•	Registration Statement on Form S-8 (No. 333-112537), filed by the Registrant with the SEC on February 6, 2004;

•	Registration Statement on Form S-8 (No. 333-127548), filed by the Registrant with the SEC on August 15, 2005;

•	Registration Statement on Form S-8 (No. 333-147459), filed by the Registrant with the SEC on November 16, 2007;

•	Registration Statement on Form S-8 (No. 333-191071), filed by the Registrant with the SEC on September 10, 2013;

•	Registration Statement on Form S-8 (No. 333-193169), filed by the Registrant with the SEC on January 3, 2014; and

•	Registration Statement on Form S-8 (No. 333-214373), filed by the Registrant with the SEC on November 1, 2016.

On January 14, 2025, pursuant to the Agreement and Plan of Merger, dated as of August 20, 2024, by and among CONSOL Energy Inc. (“CONSOL”), Mountain Range Merger Sub Inc., a wholly owned subsidiary of CONSOL (“Merger Sub”), and Arch, Merger Sub merged with and into Arch (the “Merger”), with Arch continuing as the surviving corporation and as a wholly owned subsidiary of CONSOL.

In connection with the completion of the Merger, the Registrant terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by Arch in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, all of such securities of the Registrant registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on January 14, 2025.

ARCH RESOURCES, INC.

By:	/s/ Rosemary L. Klein
Name:	Rosemary L. Klein
Title:	Vice President and Corporate Secretary

Note: No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.